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                                                                EXHIBIT 10.25



                           AMSCO International, Inc.
                       One Mellon Bank Center, Suite 5000
                                500 Grant Street
                         Pittsburgh, Pennsylvania 15219



                                 July 31, 1994



Sterile Recoveries, Inc.
28100 U.S. Highway 19 North
Suite 201
Clearwater, Florida  34621

Gentlemen:

     Reference is made to the Asset Purchase Agreement of this date between AMSCO Sterile Recoveries, Inc., a Delaware corporation ("ASRI"), and Sterile Recoveries, Inc., a Florida corporation ("SRI") pursuant to which SRI is acquiring substantially all of the assets of ASRI (the "Agreement"). The purpose of this letter is to confirm certain agreements of AMSCO International, Inc., a Delaware corporation and the indirect parent of ASRI ("AMSCO"), in connection with the sale of such assets.

     AMSCO hereby covenants and agrees, for so long as no Event of Default has occurred and is continuing under the Purchase Money Note of SRI dated July 31, 1994 (the "Purchase Money Note"), as follows:

     1. Competition and Trade Secrets. AMSCO shall not at any time after the date hereof:

           (i) influence or attempt to influence any customer who has a business relationship with ASRI as of the date hereof to lease or buy reusable surgical gowns and drapes from any entity affiliated with ASRI following the acquisition of ASRI's assets by SRI pursuant to the Agreement; and

           (ii) divulge, disclose, or communicate, for any reason or in any manner to any person, any information (written or otherwise) concerning Trade Secrets. For purposes of this letter, "Trade Secrets" shall mean:
      (w) all confidential information in tangible form that is clearly identified as confidential and used exclusively in the Business (as such term is defined in the Asset Purchase Agreement), (x) proprietary product formulas or ingredients used exclusively in the Business, (y) all proprietary methods, processes (including the Sterilization Technology as hereinafter defined and other wash/sterilization cycles) and operating procedures (including inventory control systems and facilities designs) used exclusively in the Business, or (z) proprietary information related to the design of gowns and drapes; provided, however, that this covenant shall not apply to information already in the public domain as of the date hereof; to information that was by reasonable proof already in the hands of a third party; to information that was independently developed by any third party; or to information that is disclosed by a source other than ASRI or its affiliates.

     2. Software. AMSCO agrees to transfer to SRI rights in the software on Schedule A hereto to the extent AMSCO is able to transfer such rights. Such transfer shall be on the following terms:

           (i) As to software owned by AMSCO and identified in Category I on Schedule A, AMSCO hereby grants SRI a perpetual license to use this software and will transfer a copy of this software (including the source code) to SRI;


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Sterile Recoveries, Inc.
July 31, 1994
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           (ii) As to the software identified in Category II on Schedule A,
      AMSCO hereby grants SRI a license to use this software for transition purposes in accordance with the terms of the Support Services Agreement of this date between ASRI and SRI (the "Support Services Agreement"); and

           (iii) As to software licensed from third parties by AMSCO and defined in Category III on Schedule A, AMSCO will attempt to obtain for SRI the right to use such software to the extent permitted under the relevant license agreement; provided, however, that AMSCO shall retain such rights in the software as AMSCO may require. To the extent assignment or transfer is not permitted under the relevant third party license agreement, SRI will obtain new licenses in its own right.

      The licenses granted under subsections (i) and (ii) are for SRI's internal use only. SRI may not assign or sublicense this software, nor may SRI use this software to process data for others. The licenses granted under subsections
(i) and (ii) are royalty-free, nonexclusive and nontransferable; provided, however, that the license granted under subsection (i) may be transferred in connection with any sale of the Business in which the Purchase Money Note is paid in full.

      With respect to software under subsection (iii), AMSCO agrees to contact the third party licensors to seek the necessary consents on behalf of SRI. However, SRI shall ultimately bear the responsibility for obtaining any necessary consents.

      Until licenses are transferred to SRI or SRI obtains new licenses, AMSCO will take reasonable steps pursuant to the Support Services Agreement to provide SRI with the continuing benefit of the software currently being used to operate the Business. However, AMSCO will not be required to violate any terms or conditions set forth in any license agreement to which it is a party.

      AMSCO MAKES NO EXPRESS OR IMPLIED WARRANTY WHATSOEVER AS TO THE SOFTWARE OR THE RIGHTS TRANSFERRED HEREIN, ALL OF WHICH ARE PROVIDED "AS IS, WHERE IS." AMSCO HEREBY DISCLAIMS ALL SUCH WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     3. Sterilization Technology. AMSCO will retain the right to use certain sterilization cycle technology developed by ASRI for use in the Business (the "Sterilization Technology"). AMSCO shall not use (or license others to use) the Sterilization Technology in connection with the lease or sale of reusable surgical gowns or drapes and SRI shall use the Sterilization Technology only in connection with the lease or sale of reusable surgical gowns or drapes and for no other purpose. AMSCO hereby licenses the Sterilization Technology to SRI for use in the Business. The foregoing license shall be perpetual, royalty-free and non-transferable except in connection with a sale of the Business or substantially all of the assets of SRI as a consequence of which all amounts due under the Purchase Money Note are paid. SRI may contract with other manufacturers for the production and supply of equipment that uses the Sterilization Technology, but only if SRI obtains assurances from such manufacturers that they will keep the Sterilization Technology confidential.

     4. Support Services. AMSCO agrees to cause ASRI to provide to SRI the support services contemplated by the Support Services Agreement.



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Sterile Recoveries, Inc.
July 31, 1994
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     If you are in agreement with the foregoing, please so indicate by signing this letter in the place provided below and returning it to AMSCO.

                                 Very truly yours,

                                 AMSCO INTERNATIONAL, INC.


                                 /s/ William J. Rieflin
                                 ------------------------------
                                 William J. Rieflin
                                 General Counsel and Secretary


Accepted and agreed to
as of the 31st day of July, 1994:

STERILE RECOVERIES, INC.


/s/ J. T. Boosales
- ----------------------------
Name:  James T. Boosales
Title: E. V. P.